UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

89bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39122	36-4946844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

142 Sansome Street, Second Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 432-9270

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETNB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On Wednesday, May 29, 2024, 89bio, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) at 9:00 a.m. Pacific Time. As of the close of business on April 4, 2024, the record date for the Annual Meeting, there were 95,224,724 shares of common stock entitled to vote at the meeting.

At the Annual Meeting, each of the Company’s director nominees was elected, a frequency of one year received the plurality of votes on Proposal 4, and each of the other proposals voted on were approved. The final voting results are set forth below:

	Votes For	Votes Withheld	Broker Non-Votes
Proposal 1. Election of Class II Directors
• Steven M. Altschuler, M.D.	78,767,873	870,306	5,519,919
• Michael Hayden, M.B. Ch.B., Ph.D.	74,810,576	4,827,603	5,519,919
• Kathleen LaPorte	41,297,162	38,341,017	5,519,919

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 2. Ratification of KPMG LLP as Independent Auditor	85,047,829	21,903	88,366	0

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 3. Advisory Vote on Executive Compensation	78,521,244	1,100,672	16,263	5,519,919

	1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
Proposal 4. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	68,467,710	4,205	17,657	11,148,607	5,519,919

In light of these voting results, the Company plans to hold future advisory votes on executive compensation annually until the next required vote on the frequency of such advisory votes, or until the Board of Directors of the Company otherwise determines that a different frequency is in the best interests of the Company and its stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

89bio, Inc.

Date: May 31, 2024	By:	/s/ Rohan Palekar
Rohan Palekar
Chief Executive Officer